UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

FIRST STATE BANCORPORATION

(Exact name of registrant as specified in its charter)

NEW MEXICO	001-12487	85-0366665
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

7900 JEFFERSON, N.E., ALBUQUERQUE, NEW MEXICO		87109
(Address of principal executive offices)		(Zip Code)

(505) 241-7500
Registrant’s Telephone Number, including area code

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     On February 18, 2004, a Form 425 for Boston Private Financial Holdings was filed which inadvertently used First State Bancorporations’ CIK filing codes in the required submission header tag referencing us as the “subject company”. The subject company of the acquisition by Boston Financial Holdings should have been First State Bancorp (OTC BB: FCAL.OB) headquartered in California and is not affiliated with First State Bancorporation (NASDAQ:FSNM).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST STATE BANCORPORATION
Date: February 24, 2004	By:	/s/Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer